Agreement No.: PS25-047 UK ZERO EMISSION VEHICLE CREDITS CALENDAR YEAR 24 PAYMENT AGREEMENT Certain identified information marked with “[***]” has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential. This UK Zero Emission Vehicle credits calendar year 2024 payment agreement is between 1. PARTIES Volvo Car Corporation, reg. no. 556074-3089, a corporation organized and existing under the laws of Sweden (“Volvo Cars”), and Polestar Performance AB, reg. no. 556653-3096, a corporation organized and existing under the laws of Sweden (“Polestar”). 2. BACKGROUND A. Volvo Cars and Polestar have, in the UK, formed a pool in relation to CRTS for calendar year 2024 (the “Pool”), where Volvo Cars is appointed as the contact point for the Pool and selling CRTS allowances. The Pool has a surplus of CRTS allowances to sell to other carmakers. B. Since Volvo Cars and Polestar contribute to the CRTS allowances jointly, the CRTS allowances will be shared according to the amount of allowances contributed by each Party. Polestar´s share of the contribution will be compensated by Volvo Cars according to the terms and conditions set forth in this Agreement. C. Now, therefore, the Parties agree as follows: 3. DEFINITIONS Front page definitions. The terms Volvo Cars and Polestar shall have the meaning as set out in Section 1 of this Agreement. 3.1 Agreement means this agreement. 3.2 Confidential Information means any and all non-public information regarding the Parties and their respective businesses, whether commercial or technical, in whatever form or media, including but not limited to the existence, content and subject matter of this Agreement that a Party learns from or about the other Party prior to or after the execution of this Agreement. 3.3 “CRTS” means the Non-Zero-Emission Car Registration Trading Scheme, established by article 4(1)(a), in The Vehicle Emissions Trading Schemes Order 2023. 3.4 CRTS allowances means permits allowing the OEM to sell vehicles not being zero emission vehicles, and/or trade the surplus of allowances, according to The Vehicle Emissions Trading Schemes Order 2023.

2 3.5 Disclosing Party means the Party disclosing Confidential Information to the Receiving Party. 3.6 Parties means Volvo Cars and Polestar and Party means either Volvo Cars or Polestar. 3.7 Polestar Compensation means the monetary compensation paid by Volvo Cars to Polestar corresponding to the Polestar Share. 3.8 Polestar Share means the proportional contribution of CRTS allowances from Polestar branded vehicles to the Parties’ total amount of CRTS allowances. 3.9 Receiving Party means the Party receiving Confidential Information from the Disclosing Party. 3.10 Steering Committee means the Volvo Polestar Emission Credit Sales Report Steering Committee. The Steering Committee shall be the first level of governance forum established by the Parties for handling the cooperation between them in respect of various matters. 3.11 Strategic Board means the so called Volvo Polestar Executive Meeting. The Strategic Board shall be the highest level of governance forum established by the Parties for handling the cooperation between them in respect of various matters. 3.12 Third Party means a party other than any of the Parties. 4. POLESTAR COMPENSATION 4.1 Since the Pool include Polestar´s contribution, Volvo Cars and Polestar have agreed that Volvo Cars shall pay a compensation to Polestar for its contribution of CRTS allowances (the “Polestar Compensation”). 4.2 The Polestar Compensation will be calculated based on the value of the compensation obtained by Volvo Cars when selling CRTS allowances to external parties and the Polestar Share (as defined in Section 4.3 below) thereof. 4.3 The calculation of the Polestar Share is based on the [***] of CRTS allowances from Polestar branded vehicles to the Party’s total amount of CRTS allowances. The calculation below is showing an estimation of the Polestar Share and the Polestar Compensation for calendar year 2024: (a) Volvo Cars and Polestar generated credits of [***] credits surplus for calendar year 2024, distributed as per below: a) Volvo Cars [***]credits b) Polestar [***] credits 4.4 Whereof [***] credits are sold to a third party, to a value of [***], the Settlement Amount. It is both Parties understanding that Polestar has sold credits from their share, resulting in [***] credits remaining. Meanwhile, as Volvo Cars´ credits [***] credits remain.

3 4.5 The Pool is terminated after the trading window for calendar year 2024 credits has been closed, and therefore the remaining credits shall, according to the Department of Transport (“DfT”) regulations, be splitted by number of ZEV cars sold. This split would result in a transfer of [***] credits, from Volvo Cars´ [***] credits, to Polestar. 4.6 The Parties however agree that [***] credits for calendar year 2024 (“Remaining Credits”) shall [***] DfT´s VETS IT system. 4.7 The Parties acknowledge that, at the signing date of this Agreement, the allocation of the Remaining Credits in the DfT´s VETS IT system has not been finalized. The Parties agree that if the Remaining Credits would finally be allocated by the DfT in contrary to the commercial agreement between the Parties in Section 4.5 above, Polestar shall use its best efforts towards the DfT to achieve a correction of the allocation. 5. PROVISIONAL AND FINAL CALCULATION AND SETTLEMENT 5.1 This section sets out the conditions and process for notifications related to the compensation, the preliminary and final calculation of the Volvo Cars and Polestar CRTS allowances and their monetary value as well the calculation and settlement of the provisional and final Polestar Compensation. 5.2 Volvo Cars will inform Polestar about the outcome of the preliminary calculation of the Polestar Compensation and the potential final adjustment without undue delay. Any questions or comments Polestar may have on the information received under this section may be brought forward in accordance with the escalation principles in Section 10.1 below. 5.3 Polestar Provisional Compensation The preliminary calculation of the Volvo Cars CRTS allowances and their preliminary monetary value is estimated to be finalized in [***]. The outcome of this calculation will be the “Provisional Settlement Amount”. Volvo Cars will calculate the preliminary Polestar Compensation (the “Polestar Provisional Compensation”) based on the preliminary Polestar Share of the Provisional Settlement Amount. Volvo Cars shall inform Polestar about the Provisional Settlement Amount and the Polestar Provisional Compensation as soon as possible and latest within [***] business days after having invoiced this amount to the external party. Volvo Cars shall then pay to Polestar the Polestar Provisional Compensation in accordance with Section 6.1 below. 5.4 Polestar Final Compensation It is understood between the Parties that the Provisional Settlement Amount is only a preliminary amount that is subject to adjustment (up or down) and such adjustment is estimated to be finalized in [***]. This adjusted Provisional Settlement Amount will be the “Final Settlement Amount”. The adjustment will be based on the final CRTS allowances, reported to Department For Transportation.

4 Volvo Cars has calculated the final Polestar Compensation (the “Polestar Final Compensation”) to [***], based on the final Polestar Share of the Final Settlement Amount. If the Polestar Final Compensation is more than the Polestar Provisional Compensation, Volvo Cars shall pay to Polestar, in accordance with Section 6.2 below, the difference between the Polestar Provisional Compensation and the Polestar Final Compensation (the “Polestar Surplus Amount”). Volvo Cars shall inform Polestar about the Final Settlement Amount and the Polestar Surplus Amount within [***] business days after it has received the Final Settlement Amount on its account. If the Polestar Final Compensation is less than the Polestar Provisional Compensation, Polestar shall pay to Volvo Cars in accordance with Section 6.3 below, the difference between the Polestar Provisional Compensation and the Polestar Final Compensation (the “Polestar Shortfall Amount”). Volvo Cars shall inform Polestar about the Final Settlement Amount and the Polestar Shortfall Amount within [***] business days after it has received notice of the Final Settlement Amount. 5.5 Payments As further specified in this Section 5, the Volvo Cars and Polestar CRTS allowances are subject to potential adjustments and because of that, the Polestar Share might be adjusted as well. Therefore, the payments to be made under this Agreement are divided into a provisional and a final amount. 6. PAYMENT TERMS 6.1 Polestar shall invoice the Polestar Provisional Compensation to Volvo Cars within [***] days following the date that Volvo Cars has informed Polestar in accordance with Section 5.3.3 above. 6.2 If there is a Polestar Surplus Amount, Polestar shall invoice this Polestar Surplus Amount to Volvo Cars within [***] days following the date that Volvo Cars has informed Polestar in accordance with Section 5.4.3 above. 6.3 If there is a Polestar Shortfall Amount, Volvo Cars shall invoice this Polestar Shortfall Amount to Polestar within [***] days following the date that Volvo Cars has informed Polestar in accordance with Section 5.4.4 above. 6.4 All payments shall be made by the respective Party upon receipt of an invoice issued by the other Party. 6.5 All invoices issued by Polestar shall be send directly and only to: [***] All invoices issued by Volvo Cars shall be send directly and only to: [***] All invoices and payments shall be made in the currency: GBP. 6.6 All amounts under this Agreement are expressed exclusive of Value Added Tax. The transaction is subject to reverse charge, i.e. it is the buyer that is liable for reporting Value Added Tax on the purchase, and the Party issuing the invoice should therefore issue an invoice without adding Value Added Tax.

5 6.7 Any amount invoiced shall be paid without undue delay, however at the latest within [***]days after the invoice date. 6.8 Payment made later than the due date will automatically be subject to interest for late payments for each day it is not paid, [***]. 7. AUDIT 7.1 Polestar shall have the right to, upon reasonable notice in writing to Volvo Cars, inspect Volvo Cars’ books and records related to the Provisional Settlement Amount and the Final Settlement Amount in order to verify the calculations and statements rendered under this Agreement. 7.2 Audits shall be made during regular business hours and be conducted by Polestar or by an independent auditor appointed by Polestar. Should Polestar during any inspection find that Volvo Cars did not fulfil the requirements set forth herein, Polestar is entitled to comment on the identified deviations and escalate such issues to the Steering Committee. 8. CONFIDENTIAL INFORMATION 8.1 The Parties shall take any and all necessary measures to comply with the security and confidentiality procedures of the other Party. 8.2 All Confidential Information shall only be used for the purposes comprised by the fulfilment of this Agreement. Each Party will keep in confidence any Confidential Information obtained in relation to this Agreement and will not divulge the same to any Third Party, unless the exceptions specifically set forth below in this Section 8.2 below apply or when approved by the other Party in writing, and with the exception of their own officers, employees, consultants or sub-contractors with a need to know as to enable such personnel to perform their duties hereunder. This provision will not apply to Confidential Information which the Receiving Party can demonstrate: (a) was in the public domain other than by breach of this undertaking, or by another confidentiality undertaking; (b) was already in the possession of the Receiving Party before its receipt from the Disclosing Party; (c) is obtained from a Third Party who is free to divulge the same; or (d) is required to be disclosed by mandatory law, court order, lawful government action or applicable stock exchange regulations. 8.3 The Receiving Party shall protect the disclosed Confidential Information by using the same degree of care, but no less than a reasonable degree of care, as the Receiving Parts uses to protect its own Confidential Information of similar nature, to prevent the dissemination to Third Parties or publication of the Confidential Information. Further, each Party shall ensure that its employees and consultants are bound by a similar duty of confidentiality and that any subcontractors taking part in the fulfilment of that Party’s obligations

6 hereunder, enters into a confidentiality undertaking containing in essence similar provisions as those set forth in this Section 8. 8.4 Any tangible materials that disclose or embody Confidential Information should be marked by the Disclosing Party as “Confidential,” “Proprietary” or the substantial equivalent thereof. Confidential Information that is disclosed orally or visually shall be identified by the Disclosing Party as confidential at the time of disclosure, with subsequent confirmation in writing within [***] days after disclosure. However, the lack of marking or subsequent confirmation that the disclosed information shall be regarded as “Confidential”, “Proprietary” or the substantial equivalent thereof does not disqualify the disclosed information from being classified as Confidential Information. 8.5 If any Party violates any of its obligations described in this Section 8, the violating Party shall, upon notification from the other Party, (i) immediately cease to proceed such harmful violation and take all actions needed to rectify said behaviour and (ii) financially compensate for the harm suffered as determined by an arbitral tribunal pursuant to Section 9 and 10.2 below. All legal remedies (compensatory but not punitive in nature) according to law shall apply. 8.6 This confidentiality provision shall survive the expiration or termination of this Agreement without limitation in time. 9. GOVERNING LAW 9.1 This Agreement and all non-contractual obligations in connection with this Agreement shall be governed by the substantive laws of Sweden without giving regard to its conflict of laws principles. 10. DISPUTE RESOLUTION 10.1 Escalation principles. In case the Parties cannot agree on a joint solution for handling disagreements or disputes, a deadlock situation shall be deemed to have occurred and each Party shall notify the other Party hereof by the means of a deadlock notice and simultaneously send a copy of the notice to the Steering Committee. Upon the receipt of such a deadlock notice, the receiving Party shall within ten days of receipt, prepare and circulate to the other Party a statement setting out its position on the matter in dispute and reasons for adopting such position, and simultaneously send a copy of its statement to the Steering Committee. Each such statement shall be considered by the next regular meeting held by the Steering Committee or in a forum meeting specifically called upon by either Party for the settlement of the issue. The members of the Steering Committee shall use reasonable endeavours to resolve a deadlock situation in good faith. As part thereof, the Steering Committee may request the Parties to in good faith develop and agree on a plan to resolve or address the breach, to be presented for the Steering Committee without undue delay. If the Steering Committee agrees upon a resolution or disposition of the matter, the Parties shall agree in writing on terms of such resolution or disposition and the Parties shall procure that such resolution or disposition is fully and promptly carried into effect.

7 If the Steering Committee cannot settle the deadlock within [***] days from the deadlock notice pursuant to the section above, despite using reasonable endeavours to do so, such deadlock will be referred to the Strategic Board for decision. If no Steering Committee has been established between the Parties, the relevant issue shall be referred to the Strategic Board. Should the matter not have been resolved by the Strategic Board within [***] days counting from when the matter was referred to them, despite using reasonable endeavours to do so, the matter shall be resolved in accordance with Section 10.2 below. All notices and communications exchanged in the course of a deadlock resolution proceeding shall be considered Confidential Information of each Party and be subject to the confidentiality undertaking in Section 8 above. Notwithstanding the above, the Parties agree that either Party may disregard the time frames set forth in this Section 10.1 and apply shorter time frames and/or escalate an issue directly to the Strategic Board in the event the escalated issue is of an urgent character and where the applicable time frames set out above are not appropriate. 10.2 Arbitration. Any dispute, controversy or claim arising out of or in connection with this Agreement, or the breach, termination or invalidity thereof, shall be finally settled by arbitration in accordance with the Arbitration Rules of the Arbitration Institute of the Stockholm Chamber of Commerce, whereas the seat of arbitration shall be Gothenburg, Sweden, the language to be used in the arbitral proceedings shall be English, and the arbitral tribunal shall be composed of three arbitrators. Irrespective of any discussions or disputes between the Parties, each Party shall always continue to fulfil its undertakings under this Agreement unless an arbitral tribunal or court (as the case may be) decides otherwise. In any arbitration proceeding, any legal proceeding to enforce any arbitration award, or any other legal proceedings between the Parties relating to this Agreement, each Party expressly waives the defence of sovereign immunity and any other defence based on the fact or allegation that it is an agency or instrumentality of a sovereign state. Such waiver includes a waiver of any defence of sovereign immunity in respect of enforcement of arbitral awards and/or sovereign immunity from execution over any of its assets. All arbitral proceedings as well as any and all information, documentation and materials in any form disclosed in the proceedings shall be strictly confidential. 11. GENERAL PROVISIONS 11.1 Notices. All notices and other communications under this Agreement will be in writing and in English and must be delivered by personal delivery, email transmission or prepaid overnight courier using an internationally recognized courier service at the following addresses (or at such other address as any Party may provide by notice in accordance with this Section 11.1): If to Volvo Cars: Volvo Car Corporation [***]

8 With a copy not constituting notice to: Volvo Car Corporation [***] If to Polestar: Polestar Performance AB [***] With a copy not constituting notice to: Polestar Performance AB [***] All notices and other communication shall be effective upon receipt, which shall be deemed to have occurred: (a) at the time and on the date of personal delivery; (b) if sent by e-mail, at the time and on the date indicated on a confirmation of receipt relating to such e-mail; (c) at the time and on the date of delivery if delivered by courier as confirmed in the records of such courier service; or (d) at such time and date as delivery by personal delivery or courier is refused by the addressee upon presentation, in each case provided that such receipt occurred on a business day at the location of receipt. A written notice sent by e-mail will be deemed to have been duly given, only if the recipient has confirmed receipt of such e-mail within three business days calculated from the time of sending such e-mail. An automatic e-mail reply shall not be construed as a confirmation hereunder. 11.2 No Third Party Beneficiaries. This Agreement does not confer any benefits on any third party. 11.3 Announcements. Neither Party may make any public statement regarding this Agreement without the other Party’s written approval. 11.4 Entire agreement. This Agreement states all terms agreed between the Parties and supersedes all other agreements between the Parties relating to its subject matter. 11.5 Amendment and Waiver. No amendment of this Agreement will be effective unless it is in writing and signed by both Parties. A waiver of any default is not a waiver of any later default and will not affect the validity of this Agreement. 11.6 Relationship. The Parties are independent contractors. This Agreement does not create any agency, partnership or joint venture between the Parties.

9 11.7 Assignment. Neither Party may assign any rights or delegate any obligations under these terms without the other Party’s written consent. 11.8 Severability. Unenforceable terms of this Agreement will be modified to reflect the Parties' intention and only to the extent necessary to make them enforceable. The other terms will remain in effect without change. 11.9 Counterparts. The parties may execute this Agreement in counterparts, including electronic copies, which taken together will constitute one instrument. ______________________________ [SIGNATURE PAGE FOLLOWS]

10 This agreement has been signed electronically by both Parties. VOLVO CAR CORPORATION POLESTAR PERFORMANCE AB By: By: Printed Name: Helen Hu Printed Name: Anna Rudensjö Title: General Counsel Title: General Counsel & Chief Legal Officer Date: 23 Dec 2025 Date: 24 Dec 2025 By: By: Printed Name: Fredrik Hansson Printed Name: Jonas Engström Title: CFO Title: COO Date: 23 Dec 2025 Date: 24 Dec 2025